Exhibit 10.4

Execution Form

AMENDMENT TO THE

METROPCS COMMUNICATIONS, INC. RESTRICTED STOCK AGREEMENT

This Amendment (the “Amendment”) effective as of                     , 2010, is by and between MetroPCS Communications, Inc., a Delaware corporation (the “Company”), and the undersigned individual (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the “Plan”);

WHEREAS, the Company has made one or more awards of restricted common stock of the Company, par value $0.0001 per share (the “Restricted Stock”), to Grantee under the Plan (“Awards”) subject to certain vesting restrictions that lapse in installments over time;

WHEREAS, in connection with such Awards, the Company and Grantee have entered into one or more MetroPCS Communications, Inc. [Employee][Non-Employee Director] Restricted Stock Agreements prior to the Effective Date hereof (collectively, the “Agreements”).

WHEREAS, the Agreements currently state that such vesting restrictions on the Restricted Stock shall lapse in full upon the occurrence of a Change of Control as defined solely in clauses (ii), (iii) and (iv) of the Change of Control definition found in Section 1.2 of the Plan;

WHEREAS, the Company has determined that it would be in the best interest of the Company, its’ stockholders and the Grantee to amend the Agreements in order to provide for the immediate and full vesting of the Restricted Stock upon any of the events that may constitute a Change of Control as defined in Section 1.2 of the Plan (which, for purposes of clarity, means any event described in clauses (i), (ii), (iii), (iv), or (v) of the Change of Control definition);

WHEREAS, the Company and the Grantee desire to amend the Agreements to reflect the amendment described above; and

WHEREAS, the Agreements may be amended by a written agreement executed by a duly authorized representative of the Company and the Grantee.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Grantee, intending to be legally bound, hereby amend the Agreements as follows:

1. Any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreements or the Plan.

2. Any provision in the Agreements relating to vesting in connection with a Change of Control of the Company shall be deleted in its entirety and the following new provision is substituted therefore:

Change of Control. Notwithstanding the vesting schedule noted above in Section 2 and Section 10.12(a) of the Plan, in the event that a Change of Control occurs, as defined in Section 1.2 of the Plan, all restrictions and conditions on the Restricted Stock then outstanding shall be deemed satisfied, and restriction period or other limitations on payment in full with respect to the Restricted Stock shall be deemed to have expired as of the date of the Change of Control, and the Restricted Stock shall become fully vested, transferable, and saleable. If approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred to require Grantee to transfer and deliver to the Company the Restricted Stock in exchange for an amount equal to the “cash value” (defined below) of the Restricted Stock. Such right shall be exercised by written notice to Grantee. The cash value of the Restricted Stock shall equal the excess of the “market value” (defined below) per share of the Common Stock multiplied by the number of shares of Restricted Stock subject to this Agreement that have not previously vested and been settled. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value per share of Common Stock on each of the five (5) trading days immediately following the date a Change of Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change of Control, as determined by the Board. The amount payable to Grantee by the Company pursuant to this Section shall be in cash or by certified check

3. Except as expressly modified herein, the Agreement shall remain unmodified.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of                     , 2010.

METROPCS COMMUNICATIONS, INC., a Delaware corporation

By:
J. Braxton Carter
Executive Vice President and Chief Financial Officer

GRANTEE

Signature:

Print Name: